===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                 ---------------

                                    FORM 8-A
                                 ---------------

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

              U S WEST Capital Funding, Inc.                                     U S WEST, Inc.
               (Exact Name of Registrant as                                 (Formerly "USW-C, Inc.")
                Specified in its Charter)                                 (Exact Name of Registrant as
                                                                           Specified in its Charter)

                         Colorado                                                   Delaware
                 (State of Incorporation                                    (State of Incorporation
                     or Organization)                                           or Organization)

                        84-1028672                                                 84-0953188
           (I.R.S. Employer Identification No.)                       (I.R.S. Employer Identification No.)

                 1801 California Street, Denver, Colorado 80202
    (Address and Zip Code of Principal Executive Offices of Both Registrants)

        Securities to be registered pursuant to Section 12(b) of the Act:

                       Title of Each Class of                           Name of Each Exchange on Which
                     Securities to be Registered                        Each Class is to be Registered
           ------------------------------------------------       -------------------------------------------
                 $500,000,000 6.125% Notes due 2002                        New York Stock Exchange
                  of U S WEST Capital Funding, Inc.

                 Guarantee of 6.125% Notes due 2002                        New York Stock Exchange
                          by U S WEST, Inc.

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to the General Information Instruction A.(d), check the following box. [ ]

                Securities Act registration statement file number
              to which this form relates (if applicable): 333-51907

        Securities to be registered pursuant to Section 12(g) of the Act:
                              None (Title of Class)

===============================================================================

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

For a full description of the $500,000,000 6.125% Notes due 2002 (the "Notes") of U S WEST Capital Funding, Inc. ("Capital Funding") and the guarantee (the "Guarantee") of U S WEST, Inc. ("U S WEST") to be registered hereby, reference is made to (i) the information contained under the caption "Description of Debt Securities and Guarantees" in the Prospectus, dated June 24, 1998 (the "Prospectus"), which forms part of the Registration Statement on Form S-3 (333-51907 and 333-51907-01) filed by Capital Funding and U S WEST with the Securities and Exchange Commission on May 6, 1998 under the Securities Act of 1933, as amended (the "Registration Statement), and (ii) the information contained under the caption "Description of Notes and Debentures" in the Prospectus Supplement relating to the Notes, dated June 24, 1998 (the "Prospectus Supplement") to the Prospectus. The information contained in the Registration Statement, the Prospectus, and the Prospectus Supplement is incorporated herein by reference.

Item 2.  Exhibits.

    Exhibit
     Number                                 Description
-----------------     ---------------------------------------------------------

3-A                   Restated  Certificate of  Incorporation  of U S WEST, Inc.
                      (incorporated by reference to Exhibit 3-A to the USW-C, Inc. (renamed U S WEST, Inc.) Registration
                      Statement on Form S-4, File No. 333-45765).

3-B                   Bylaws of U S WEST,  Inc.  (incorporated  by reference to
                      Exhibit 3(ii) to the U S WEST,  Inc. Form 8-K, dated June
                      17, 1998).

4-A                   Form of 6.125% Notes due July 15, 2002 of U S WEST Capital
                      Funding,  Inc.,   unconditionally  guaranteed  as  to  the
                      payment of principal  and interest by U S WEST,  Inc.,  in
                      the   aggregate    principal    amount   of   $500,000,000
                      (incorporated by reference to Exhibit 4-A to the U S WEST,
                      Inc. Form 8-K dated June 29, 1998).

4-B                   Form of Guarantee (included in Exhibit 4-A).

4-C                   Form of Indenture, among U S WEST Capital Funding, Inc.,
                      U S WEST, Inc. and  First  National  Bank of  Chicago, as
                      Trustee  (incorporated  herein by reference to Exhibit No.
                      4-A to the Registrants' Form S-3 Registration Statement, as filed with the United States Securities and Exchange
                      Commission on May 6, 1998, as amended).



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 15th day of July, 1998.


U S WEST CAPITAL FUNDING, INC.


By:         /s/ THOMAS O. McGIMPSEY
            -------------------------------------------
Name:       Thomas O. McGimpsey
Title:      Assistant Secretary



U S WEST, INC.
(Formerly "USW-C, Inc.")


By:         /s/ THOMAS O. McGIMPSEY
            -------------------------------------------
Name:       Thomas O. McGimpsey
Title:      Assistant Secretary